Exhibit 99.3

CONSENT

In connection with the filing by Globis Acquisition Corp. of the Registration Statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, I hereby consent to being named as a nominee to the board of directors of Globis Acquisition Corp in the Registration Statement and any and all amendments and supplements thereto. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

Dated November 24, 2020

/s/ Claude Benitah
Claude Benitah